Exhibit 3.2




                                 HOM CORPORATION

                                     BY-LAWS






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                                 HOM CORPORATION

                                     BY-LAWS

                                Table of Contents

ARTICLE I - MEETINGS OF STOCKHOLDERS

Section 1.                 Time and Place of Meetings
Section 2.                 Annual Meeting
Section 3.                 Special Meetings
Section 4.                 Notice of Meetings
Section 5.                 Quorum
Section 6.                 Voting.

ARTICLE II - DIRECTORS

Section 1.                 Powers
Section 2.                 Number and Term of Office
Section 3.                 Chairman of the Board of Directors
Section 4.                 Vacancies and New Directorships
Section 5.                 Regular Meetings
Section 6.                 Special Meetings
Section 7.                 Quorum
Section 8.                 Written Action
Section 9.                 Participation in Meetings by Conference Telephone
Section 10.                Committees
Section 11.                Compensation
Section 12.                Rules

ARTICLE III - NOTICES

Section 1.                 Generally
Section 2.                 Waivers

ARTICLE IV - OFFICERS

Section 1.                 Generally
Section 2.                 Compensation
Section 3.                 Succession
Section 4.                 Authority and Duties
Section 5. Execution of Documents and Action with Respect to Securities of Other Corporations

ARTICLE V - STOCK

Section 1.                 Certificates
Section 2.                 Transfer
Section 3.                 Lost, Stolen or Destroyed Certificates
Section 4.                 Record Date

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ARTICLE VI - INDEMNIFICATION

Section 1.                 Indemnification
Section 2.                 Appearance as Witness
Section 3.                 Employees and Agents

ARTICLE VII - GENERAL PROVISIONS

Section 1.                 Fiscal Year
Section 2.                 Corporate Seal
Section 3.                 Reliance upon Books, Reports and Records
Section 4.                 Time Periods
Section 5.                 Dividends

ARTICLE VIII - AMENDMENTS

Section 1.                 Amendments







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                                 HOM CORPORATION

                                    BY - LAWS

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         Section 1. TIME AND PLACE OF MEETINGS. All Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Georgia, as may be designated by the Board of Directors, or by the Chairman of the Board, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. ANNUAL MEETING. An annual meeting of the stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

         Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the Board of Directors and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in interest of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting.

         Section 4. NOTICE OF MEETINGS. Written notice of every meeting of the stockholders, stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 5. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.


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         Section 6. VOTING. Except as otherwise provided by law or by the
Articles of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting, and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the chairman of the meeting or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall determine that a written ballot be required. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the chairman of the meeting or the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Articles of Incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the determination of such question.

                                   ARTICLE II

                                    DIRECTORS

         Section 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation directed or required to be exercised or done by the stockholders.

         Section 2. NUMBER AND TERM OF OFFICE. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by such decrease.

         Section 3. CHAIRMAN OF THE BOARD OF DIRECTORS. The Board shall elect one of its members as chairman, and the Board and, unless the Board provides otherwise, the Chairman of the Board may designate one or more Vice Chairmen or other officials of the Board of Directors, none of whom shall be officers of the Corporation unless the Board provides otherwise. At all meetings of the stockholders and directors the Chairman of the Board or, in his absence, such Vice Chairman or other person as The Chairman of the Board shall from time to time designate, shall preside.

         Section 4. VACANCIES AND NEW DIRECTORSHIPS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

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         Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board of Directors.

         Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on written notice to each director actually received or delivered to such director's regular address or such other locations as such person may have designated to the Corporation for such purpose not later than they close of business of the day prior to such meeting, and shall be called by the President or the Secretary in like manner and on like notice on the written request of any two directors.

         Section 7. QUORUM. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, date and time without notice other than announcement at the meeting, until a quorum shall be present.

         Section 8. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, whether before, concurrently with or after the effective time of such action, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

         Section 9. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 10. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which


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there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

         Section 11. COMPENSATION. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may determine.

         Section 12. RULES. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these By-laws.

                                   ARTICLE III

                                     NOTICES

         Section 1. GENERALLY. Whenever by law or under the provisions of the Articles of Incorporation or these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by facsimile, telegram, telephone, email or other means of electronic communication.

          Section 2. WAIVERS. Whenever any notice is required to be given by law or under the provisions of the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. GENERALLY. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, who shall be the chief executive officer of the Corporation (unless the Chairman of the Board is designated by the Board as the chief executive officer, in which case the Board of Directors need not elect a President), and Secretary and such other officers (with such titles) as the Board of Directors may from time to time determine. Any number of offices may be held by the same person.

         Section 2. COMPENSATION. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

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         Section 3. SUCCESSION. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         Section 4. AUTHORITY AND DUTIES. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these By-laws.

         Section 5. EXECUTION OF DOCUMENTS AND ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. The chief executive officer of the Corporation shall have and hereby is given full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders, creditors or holders of other interests (or with respect to any action of such stockholders, creditors or holders of other interests) of any other corporation or other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such corporation or other entity. In addition, the chief executive officer may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the chief executives officer is authorized to take under this Section 5, with such limitations as he may specify; such authority so delegated by the chief executive officer shall not be re-delegated by the person to whom such execution authority has been delegated.

                                    ARTICLE V

                                      STOCK

         Section 1. CERTIFICATES. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined from time to time by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and each such certificate shall exhibit the holder's name and the number of shares and shall be signed by or in the name of the Corporation by the proper officers of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

         Section 2. TRANSFER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation (subject to any limitations of applicable law, the Corporations having the right to refrain from acting until it is reasonably satisfied of the absence of any such limitations) to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. LOST STOLEN OR DESTROYED CERTIFICATES. The Corporation acting through its Secretary or, in his absence any Assistant Secretary, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that

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fact, satisfactory to the Corporation, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Corporation may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties, if any, as the Corporation may determine in each case as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate or certificates.

         Section 4. RECORD DATE. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Georgia, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 1. INDEMNIFICATION. The Company hereby obligates itself, except as to any act or omission giving rise to a proceeding prior to the adoption of this Article VI on February 7, 2001, to provide indemnification to, or advance funds to pay for or reimburse expenses of, its directors or officers, or the directors or officers (or persons holding equivalent positions) of its subsidiaries or any entity controlled by the Company, to the fullest extent permitted under the Georgia Business Corporation Code.

         Section 2. APPEARANCE AS WITNESS. This Article does not limit the Company's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

         Section 3. EMPLOYEES AND AGENTS. Except as expressly provided in Georgia Business Corporation Code Section 14-2-857, this Article does not limit the Company's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent or an employee or agent of any subsidiary or entity controlled by the Company.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

         Section 2. CORPORATE SEAL. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 3. RELIANCE UPON BOOKS REPORTS AND RECORDS. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         Section 4. TIME PERIODS. In applying any provision of these by-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

         Section 5. DIVIDENDS. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.


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                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. AMENDMENTS. These By-laws may be altered, amended or repealed, or new By-laws may be adopted, by the stockholders or, unless the stockholders otherwise determine, by the Board of Directors.